Exhibit 99.1

To:	Directors and Executive Officers of USG Corporation

From:	Jessica A. Garascia, Assistant General Counsel and Assistant Secretary

Date:	April 16, 2019

Re:	Updated Notice Regarding Blackout Period and Regulation BTR Trading Restrictions

This notice updates the notice sent on February 14, 2019 regarding a blackout period under the USG Corporation Investment Plan (the “Plan”) and associated Regulation BTR trading restrictions. The purpose of this notice is to inform you of a change in the expected Blackout Period (as defined below).

This notice is to inform you of significant restrictions on your ability to trade in shares of USG Corporation (the “Company”) common stock (the “Common Stock”) during an upcoming “blackout period” that will apply under the Plan in connection with the anticipated closing of the previously-announced merger (the “merger”) with Gebr. Knauf KG, a limited partnership (Kommanditgesellschaft) organized under the laws of Germany (“Knauf”), in accordance with the Agreement and Plan of Merger, dated as of June 10, 2018, by and among the Company, Knauf and World Cup Acquisition Corporation, a Delaware corporation and an indirect wholly owned subsidiary of Knauf (“Merger Sub”). The blackout period is required to facilitate the elimination of the USG Corporation Stock Fund (the “Company Stock Fund”) as an investment option under the Plan, and the liquidation of shares of Common Stock currently held in the Company Stock Fund. As the merger has not yet closed, this updated notice serves to update the expected Blackout Period under the Plan provided in the original February 14, 2019 notice.
Plan participants have been advised that, if the merger is completed as expected, there will be a blackout period under the Plan that will last for approximately five business days. The blackout period is currently expected to begin as of 4:00 p.m. (Eastern Time) two business days prior to the closing of the merger (the actual date of the closing of the merger, hereafter referred to as the “closing date”) and to end within three business days following the closing date (such period, the “Blackout Period”). It was originally communicated to Plan participants and to Company directors and executive officers that the Blackout Period could begin as early as the calendar week beginning Sunday, March 17, 2019, and could end as late as the calendar week beginning Sunday, April 21, 2019. However, because the merger has not yet closed, it is currently expected that the blackout period could begin as early as the calendar week beginning Sunday, April 14, 2019, and could end as late as the calendar week beginning Sunday, May 12, 2019. Because the actual closing date is not certain at this time, the Company is unable to determine the exact dates for the Blackout Period. Further, the Blackout Period range could change, be advanced or be extended. During the Blackout Period, participants in the Plan will be unable to direct or diversify investments in the Company Stock Fund and/or take certain withdrawals, loans or distributions from the participant’s entire account in the Plan.
Your ability to trade in the Common Stock is affected by the Blackout Period. Your right to receive the merger consideration upon the closing of the merger is not impacted by this Blackout Period. Under the Sarbanes-Oxley Act of 2002 and related Securities and Exchange Commission rules, during the Blackout Period, directors and executive officers are, with limited exceptions, prohibited from purchasing, selling or otherwise acquiring or transferring any equity security of the Company acquired in connection with their service or employment as a director or executive officer. The term “equity security” is defined broadly to include Common Stock, options and other derivatives. Transactions covered by this trading restriction are not limited to those involving your direct ownership, but also include any transaction in which you may have a pecuniary interest (for example, transactions by your immediate family members living in your household, as well as by certain entities in which you have financial involvement).
Certain transactions are exempt from this trading prohibition (such as bona fide gifts, transfers by will or laws of descent and distribution, and sales of stock not acquired in connection with service or employment as a director or executive officer). However, those exemptions are limited. If you hold both covered securities and non-covered securities, any sale or other transfer of securities by you during the Blackout Period will be treated as a transaction involving covered securities, unless you can identify the source of the sold securities and demonstrate that you use the same identification for all related purposes (such as tax reporting and disclosure requirements). Given the applicable rules and the short time period involved, we recommend that you avoid any change in your beneficial ownership of Common Stock and derivative securities during the Blackout Period.

If you engage in a transaction that violates these rules, you may be required to disgorge your profits from the transaction, and you may be subject to civil and criminal penalties.
If you have any questions concerning this notice or the Blackout Period, including when the Blackout Period has started or ended, please feel free to call me at (312) 436-6327 or jgarascia@usg.com.
Cautionary Statements
This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 related to management’s expectations about future conditions, including but not limited to, statements regarding the merger, including expected timing and completion of the merger. Actual business, market or other conditions may differ materially from management’s expectations and, accordingly, may affect the Company’s sales and profitability, liquidity and future value. Any forward-looking statements represent the Company’s views only as of today and should not be relied upon as representing the Company’s views as of any subsequent date, and the Company undertakes no obligation to update any forward-looking statement. Among the risks, contingencies and uncertainties that could cause actual results to differ from those described in the forward-looking statements or could result in the failure of the merger to be completed are the following: the failure to obtain necessary regulatory or other governmental approvals for the merger, or if obtained, the possibility of being subjected to conditions that could result in a material delay in, or the abandonment of, the merger or otherwise have an adverse effect on the Company; continued availability of financing or alternatives for the financing provided in the Knauf debt commitment letter; the failure to satisfy required closing conditions; the potential impact on the USG Boral joint venture in the event the merger is not completed, including that, in connection with the execution of the merger agreement, Boral Limited delivered a default notice under the USG Boral Shareholders Agreement to commence the process to establish the fair market value of the Company’s 50% interest in USG Boral, which could lead to Boral exercising its right to purchase the Company’s 50% interest in USG Boral; the risk that the merger may not be completed in the expected timeframe, or at all; the effect of restrictions placed on the Company and its subsidiaries’ ability to operate their businesses under the merger agreement, including the Company’s ability to pursue alternatives to the merger; the risk of disruption resulting from the merger, including the diversion of the Company’s resources and management’s attention from ongoing business operations; the effect of the announcement of the merger on the Company’s ability to retain and hire key employees; the effect of the announcement of the merger on the Company’s business relationships, results of operations, financial condition, the market price of the Company’s common stock and businesses generally; the risk of negative reactions from investors, employees, suppliers and customers; the outcome of legal proceedings that have been instituted against the Company related to the merger and any additional proceedings that may be instituted in the future; the amount of the costs, fees, expenses and charges related to the merger; and the occurrence of any event giving rise to the right of a party to terminate the merger agreement. Information describing other risks and uncertainties affecting the Company that could cause actual results to differ materially from those in forward-looking statements may be found in the Company’s filings with the SEC, including, but not limited to, the “Risk Factors” in the Company’s most recent Annual Report on Form 10-K.